Exhibit 32.2

SECTION 1350 CERTIFICATION

OF CHIEF FINANCIAL OFFICER

In connection with this annual report on Form 10-K of Thor Industries, Inc. for the period ended July 31, 2019, I, Colleen Zuhl, Senior Vice President and Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-K for the period ended July 31, 2019 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-K for the period ended July 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

Date: September 30, 2019

/s/ Colleen Zuhl
Colleen Zuhl
Senior Vice President and Chief Financial Officer
(Principal financial and accounting officer)